Exhibit 10.35

GRANTOR TRUST

under

Virgin Media Inc.

2010 Stock Incentive Plan

JSOP TRUST AGREEMENT

This Trust Agreement is made this 28th day of January, 2011, by and between Virgin Media Inc., a Delaware corporation (the “Company”), the grantor, and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”).

WHEREAS, the Company has adopted the Virgin Media Inc. 2010 Stock Incentive Plan (the “Plan”);

WHEREAS, all terms not otherwise defined herein shall have the meanings ascribed to such terms in the Plan;

WHEREAS, the Company wishes to establish a trust (the “Trust”), the assets of which shall be subject to the claims of the Company’s creditors in the event of the Company’s Insolvency (as herein defined). The purpose of the Trust shall be to acquire, hold and own and co-own Shares to, among other things, facilitate the granting of Jointly-Owned Shares (each, an “Award”) as provided in [Section 8(b) of] the Plan to participants of the Plan (each, a “Participant”) pursuant to the terms of award agreements by and among the Company, the Trustee and the Participant (each, an “Award Agreement”); and

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Establishment of Trust.

(a) The Company hereby deposits with the Trustee in Trust $100, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(b) The Trust hereby established shall be revocable by the Company.

(c) The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d) Except for any amounts to be distributed to the Company as provided in Sections 4(b) and 4(c) hereof, the principal and income of the Trust shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants and their beneficiaries shall have no interest in the Trust, nor any preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any assets held in the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

(e) The Company may at any time, or from time to time, make additional deposits of Shares, in Trust with the Trustee to augment the principal to be held, administered and deposited as provided in this Trust Agreement. Neither the Trustee nor any Participant or beneficiary shall have any right to compel such additional deposits.

Section 2. Payments to Participants and Their Beneficiaries.

(a) The Trustee shall make payments, distributions or transfers (collectively “Payments”) to Participants and their beneficiaries at the time and in the manner provided in the Plan and Award Agreement. Payments may include (i) the transfer of Shares that are initially issued by the Company as jointly owned by the Trustee and a Participant (“Jointly-Owned Shares”) to a Participant and (ii) the transfer of any Shares that are not then Jointly-Owned Shares to a Participant. The Trustee also shall give appropriate consideration to any request from the Company in respect of Payments. Nothing herein is intended to limit the Company’s authority to directly make payments or provide benefits pursuant to the Plan and/or an Award Agreement.

Section 3. The Trustee’s Responsibility Regarding Payments to Participants When the Company Is Insolvent

(a) The Trustee shall cease all Payments to Participants and their beneficiaries if the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b) At all times during the continuance of the Trust the principal and income of the Trust shall be subject to claims of general creditors of the Company under any applicable law as set forth below.

(1) The Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their beneficiaries.

(2) Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely without liability on such evidence concerning the Company’s solvency as may be furnished to the Trustee, which Trustee does not have actual knowledge to be materially incorrect, and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.

(3) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue Payments to Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

(4) The Trustee shall resume Payments to Participants and their beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if the Trustee discontinues Payments from the Trust pursuant to Section 3(b) hereof and subsequently resumes such Payments, the first Payment following such discontinuance shall include the aggregate amount of all Payments due to Participants and their beneficiaries under the terms of the Plan and any Award Agreement for the period of such discontinuance, less the aggregate amount of any Payments made to Participants and their beneficiaries by the Company in lieu of the Payments provided for hereunder during any such period of discontinuance.

Section 4. Payments to the Company.

(a) Except as provided in Sections 4(b) and 4(c) hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets.

(b) Upon termination of the Trust pursuant to Section 12 hereof, all assets remaining in the Trust shall be distributed to the Company.

(c) Prior to the termination of the Trust, all cash received by the Trust in respect of (i) dividends or (ii) payments by Participants shall be paid over to the Company and all income received by the Trust, net of expenses and taxes, shall be promptly distributed to the Company. Additionally, all Shares and Jointly-Owned Shares in which a Participant’s interest or potential interest is forfeited shall be paid over to the Company. The Trustee shall also give appropriate consideration to any request from the Company in respect of the payment of Trust assets to the Company. The Trustee may rely without liability on any instructions from the Company concerning which Participants’ interests or potential interests have been forfeited.

Section 5. Investment Authority.

(a) All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Participants. Notwithstanding the foregoing, the Trustee shall exercise voting rights with respect to Shares and Jointly-Owned Shares in accordance with the provisions of Section 7(j) hereof.

(b) Notwithstanding any other provisions of this Trust Agreement, in accordance with Section 3304 of Title 12 of the Delaware Code, the Trustee is hereby directed to retain the Shares contributed to or acquired by the Trustee and shall have no power to invest or reinvest such Shares. The Trustee is hereby authorized to invest or reinvest Trust property other than Shares, but shall only have the power to invest or reinvest such property in Shares or cash or cash equivalent, unless otherwise directed by the Company in writing.

Section 6. Accounting by the Trustee.

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

Section 7. Powers and Responsibilities of the Trustee.

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction or request made in writing by the Company except in the cases of the Trustees own willful misconduct.

(b) The Trustee may consult with legal counsel with respect to any of its duties or obligations hereunder.

(c) The Trustee may hire agents, accountants, investment advisors or other professionals to assist it in performing any of its duties or obligations hereunder.

(d) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein.

(e) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give the Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

(f) If requested by the Company, the Trustee shall have the power to become a party, on behalf of the Trust, to an Award Agreement providing for the grant of Jointly-Owned Shares to a Participant or to otherwise become an owner of Jointly-Owned Shares on behalf of the Trust and, in connection therewith or as otherwise requested by the Company, to transfer Shares or a joint ownership interest in any Shares to a Participant.

(g) In addition to the other powers granted to it under this Agreement, the Trustee shall have the following administrative powers and authority with respect to the property comprising the Trust:

(1) To sell, exchange or transfer any such property at public or private sale for cash or on credit and grant options for the purchase or exchange thereof, including call options for property held in the Trust and put options for the purchase of such property, including, without limitation, at any time to sell any asset other than cash held in the Trust to pay benefits if there is not sufficient cash in the Trust to pay benefits.

(2) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any such property, and to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity.

(3) To deposit any such property with any protective, reorganization or similar committee; to delegate discretionary power to any such committee; and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.

(4) To exercise any conversion privilege or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association, any of the securities of which may at any time be held in the Trust and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.

(5) To commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; and to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust.

(6) Subject to Section 7(j) hereof, to exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other such property.

(7) To register any securities held by it in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form; provided, that (i) no such holding shall relieve the Trustee of its responsibility for the safe custody and disposition of the Trust in accordance with the provisions of this Agreement, (ii) the Trustee’s books and records shall at all times show that such property is part of the Trust, and (iii) the Trustee shall be absolutely liable for any loss occasioned by the acts of its nominee or nominees with respect to securities registered in the name of the nominee or nominees.

(8) To make, execute and deliver, as Trustee, any and all documents, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the powers granted herein.

(9) To transfer assets of the Trust, including Shares, to a successor Trustee as provided in Section 12 hereof.

(10) To exercise, generally, any of the powers which an individual owner might exercise in connection with property either real, personal or mixed held in the Trust, and to do all other acts that the Trustee may deem necessary or proper to carry out any of the powers granted to it hereunder or that otherwise may be in the best interests of the Trust.

(11) To hold any portion of the Trust in cash pending investment, or for the payment of expenses and benefits, without liability for interest.

(12) [Subject to Section 7(j) hereof], to vote personally or by proxy and to delegate power and discretion over such proxy on account of securities held in the Trust.

(13) To use Shares not transferred to a Participant upon settlement or forfeiture of an Award granted to such Participant and not transferred to the Company in accordance with Section 4(c) for any other purpose as may be requested by the Company.

(14) To retain property for any period, whether or not the same be speculative or be of the character permissible for investments by fiduciaries under any applicable law, and without regard to any effect the retention may have upon the diversification of the investments. The Trustee shall be under no duty to sell or otherwise dispose of any particular investment or type of investment (whether originally a part of the trust estate or any trust or subsequently acquired by the Trustee) merely because of the amount of value of such investment or type of investment in relation to the total amount of value of the trust estate in which such investment or type of investment is held.

(h) The Trustee shall have the authority to acquire a Participant’s interest in Jointly-Owned Shares pursuant to the terms of an Award Agreement with respect to such Jointly-Owned Shares.

(i) The Trustee shall have the authority to accept payment from Participants into the trust of payments required under the Plan or the Award Agreements and to promptly remit any such amounts to the Company.

(j) The Trustee shall exercise voting rights with respect to Shares held in the Trust, and shall exercise all voting rights with respect to Jointly-Owned Shares, so that in each such case, such Shares are voted, with respect to each matter for which a vote is required, pro rata in the same manner as all other outstanding shares of common stock of the Company with respect to which a vote is made.

Section 8. Compensation and Expenses of the Trustee.

The Company shall pay all administrative expenses and all of the Trustee’s fees and expenses, including by way of illustration, the costs of any determination with respect to insolvency under Section 3(b) and any costs incurred under authority of Sections (7)(a) and (7)(b).

Section 9. Resignation and Removal of the Trustee.

(a) The Trustee may resign at any time by written notice to the Company, which shall be effective 180 days after receipt of such notice unless the Company and the Trustee agree otherwise. Notwithstanding the foregoing, if the Company fails to pay all fees and expenses of the Trustee within 60 days after submission for payment, or if the Company becomes unable to pay all fees and expenses of the Trustee due to Insolvency, the Trustee may resign by written notice to the Company, which may be effective 30 days after receipt of such notice.

(b) The Trustee may be removed by the Company on 60 days notice or upon shorter notice accepted by the Trustee.

(c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

(d) If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph (a) or (b) of this Section 9. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be paid by the Company.

Section 10. Indemnification.

The Company shall indemnify, defend and hold harmless the Trustee from liabilities arising out of or in connection with the Trustee acting in accordance with the terms of the Plan or any Award Agreement or any requests received in writing from the Company, provided, however, that the Company shall have no obligation to indemnify the Trustee for the Trustee’s own willful misconduct or gross negligence.

Section 11. Appointment of Successor.

(a) If the Trustee resigns or is removed in accordance with Section 9(a) or 9(b) hereof, the Company shall forthwith appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

(b) Any entity resulting from any merger, conversion, reorganization or consolidation to which any entity acting as Trustee hereunder shall be a party, or any entity to which shall be transferred all or substantially all of any such entity’s trust business, shall be the successor of such entity as Trustee hereunder, without the execution or filing of any instrument or the performance of any further act and shall have the same powers, authorities and discretions as though originally named in this Trust Agreement; provided, however, that in the case of any entity that is acting as a Trustee hereunder, the provisions of this paragraph shall apply only if the resulting or transferee entity is domiciled in the same jurisdiction as the entity that was acting as Trustee.

Section 12. Amendment or Termination.

(a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan.

(b) The Trust shall terminate on the date on which the Trust no longer holds any Jointly-Owned Shares and all other assets of the trust have been distributed to the Company or to Participants or to other persons under Section 3(b), unless the Company shall notify the Trustee in writing that it contemplates making further Awards of Jointly-Owned Shares within one year of such date.

Section 13. Miscellaneous.

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Payments payable to Participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(c) This is a Delaware agreement and creates a Delaware trust. The validity, construction and effect of the provisions of this Trust Agreement in all respects shall be governed and regulated according to and by the laws of the State of Delaware. Except as otherwise provided in the following Section 139d), this Trust shall be administered in accordance with the laws of Delaware, and the Trustee shall not be required to account in any court other than one of the courts of Delaware and shall have no duty to account in the courts of Delaware except to the extent provided in Section 13(e) hereof.

(d) The original situs of the Trust shall be Delaware. The situs of the Trust may be maintained in any jurisdiction (including outside the United States), as the Company, in the exercise of sole and absolute discretion, may determine, and may thereafter be transferred at any time or times to any jurisdiction selected by the Company in accordance with the provisions of this Section 13(d). Upon any such change of situs, the Trust may thereafter, at the election of the Company, be administered exclusively under the laws of (and subject, as required, to the exclusive supervision of the courts of) the jurisdiction to which it has been transferred. Accordingly, if the Company elects to change the suits of the Trust, the Trustee is hereby relieved of any requirement of having to qualify in any other jurisdiction and of any requirement of having to account in any court of such other jurisdiction.

(e) No Trustee shall be required to file or render periodic accounts in or to any court other than for good cause shown. No Trustee shall be required to give any bond.

Section 14. Effective Date.

The effective date of this Trust Agreement shall be the date first stated above.

The Company and the Trustee hereby agree to the provisions of the Trust, and in witness of their agreement, the Company and the Trustee, by their duly authorized officers, have executed this Trust Agreement as of the date first stated above.

VIRGIN MEDIA INC.

By:		/s/ Scott Dresser
	Name:	Scott Dresser
	Title:	Secretary

ATTEST:

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee

By:		/s/ Deborah L. Lutes
	Name:	Deborah L. Lutes
	Title:	Assistant Vice President

ATTEST:

/s/ Donna Lockerman
Donna Lockerman